As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-97355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETMED EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0680967
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

 420 South Congress Avenue Delray Beach, Florida 33445

(Address, including zip code, of Principal Executive Offices)

 PetMed Express, Inc. 1998 Stock Option Plan

(Full title of the plan)

Bruce S. Rosenbloom

Chief Financial Officer

PetMed Express, Inc.

420 South Congress Avenue Delray Beach, Florida 33445 (561) 526-4444

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Roxanne K. Beilly

Roxanne K. Beilly, P.A.

907 E 7th Street

Fort Lauderdale, Florida 33301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[√]
Non-accelerated filer Emerging growth company	[ ]	Smaller reporting company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

PetMed Express, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 30, 2002, File No. 333-97355 (the “Registration Statement”), with respect to shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s 1998 Stock Option Plan (the “Plan”). A total of 5,000,000 shares of Common Stock were initially registered for issuance under the Registration Statement.

Pursuant to its terms, the Plan expired on July 31, 2008 and as of the date hereof no awards granted prior to the Plan’s expiration remain outstanding. Of the 5,000,000 shares registered under the Registration Statement, 293,397 shares remain unsold and unissued. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities which had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all such securities of the Registrant registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delray Beach, Florida on June 23, 2017.

PETMED EXPRESS, INC

By: /s/ Menderes Akdag
Menderes Akdag
Chief Executive Officer and President
(principal executive officer)

By: /s/ Bruce S. Rosenbloom
Bruce S. Rosenbloom
Chief Financial Officer and Treasurer
(principal financial and accounting officer)

In accordance with the Exchange Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 23, 2017.

/s/ Menderes Akdag	Chief Executive Officer and President (principal executive officer) and
Menderes Akdag	Director

/s/ Robert C. Schweitzer	Chairman of the Board and
Robert C. Schweitzer	Director

/s/Bruce S. Rosenbloom	Chief Financial Officer and Treasurer (principal financial and accounting officer)
Bruce S. Rosenbloom

/s/ Ronald J. Korn	Director
Ronald J. Korn

/s/ Gian M. Fulgoni	Director
Gian M. Fulgoni

/s/ Frank J. Formica	Director
Frank J. Formica

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